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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 30, 2000



                   Reinsurance Group of America, Incorporated
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 (State or other jurisdiction of incorporation)


        1-11848                                         43-1627032
(Commission File Number)                   (I.R.S. Employer Identification No.)



        1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039
               (Address of principal executive offices) (zip code)


                                 (636) 736-7000
              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         KPMG LLP was previously the principal independent accounting firm for Reinsurance Group of America, Incorporated (the "Company"). Effective March 30, 2000, that firm's appointment as principal independent accounting firm was terminated and the client-auditor relationship between the Company and KPMG LLP will cease upon completion of the separate company audits of the financial statements of the Company's subsidiaries as of and for the year ended December 31, 1999, and the issuance of their reports thereon. Deloitte & Touche LLP will now serve as the Company's principal independent accounting firm. On January 6, 2000, Metropolitan Life Insurance Company ("MetLife") became the beneficial owner of approximately 58% of the outstanding shares of the Company. The replacement of KPMG LLP by Deloitte & Touche LLP as principal independent accounting firm to the Company is intended to allow the Company and MetLife to benefit from efficiencies resulting from the use of Deloitte & Touche LLP as principal independent accounting firm to both the Company and MetLife.

         The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and 1998 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         The decision to change accounting firms was approved by the Company's Audit Committee, which authorized the Company's management to negotiate the engagement of Deloitte & Touche LLP to perform the examination of the Company's financial statements for fiscal year 2000.

         In connection with the audits of the two fiscal years ended December 31, 1999, and the subsequent interim period through March 30, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference in connection with their opinion to the subject matter of the disagreement.

         On March 30, 2000, the Company requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG LLP agrees with the statements in this Item 4. A copy of such letter dated April 6, 2000, is filed as Exhibit 16.1 to this Form 8-K.


ITEM 5.  OTHER EVENTS.


         On April 3, 2000, the Company announced that it had reached an agreement with Ohio National Financial Services Inc., whereby Ohio National will purchase the Company's interest in several Chilean operations. A copy of the press release issued by the Company relating to the sale of the Chilean operations is filed as Exhibit 99.1 and incorporated herein by reference.


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ITEM 7.  EXHIBITS.


         (c)  The following exhibits are filed as part of this report on Form
8-K.

              Exhibit 16.1 Letter from KPMG LLP pursuant to Item 304 of Regulation S-K.

              Exhibit 99.1 Press Release issued by Reinsurance Group of America, Incorporated dated April 3, 2000, announcing an agreement with Ohio National Financial Services Inc., whereby Ohio National will purchase the Company's interest in several Chilean operations.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 6, 2000                   REINSURANCE GROUP OF AMERICA,
                                           INCORPORATED

                                           By:  /s/ Jack B. Lay
                                           Name:  Jack B. Lay
                                           Title: Executive Vice President
                                                  and Chief Financial Officer